UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)

November 19, 2017

MARVELL TECHNOLOGY GROUP LTD.

(Exact name of registrant as specified in its charter)

Bermuda	000-30877	77-0481679
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

Canon’s Court

22 Victoria Street

Hamilton HM 12

Bermuda

(Address of principal executive offices)

(441) 296-6395

(Registrant’s telephone number, including area code)

N/A

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☒	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter). Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 1.01	Entry into a Material Definitive Agreement.

Merger Agreement

On November 19, 2017, Marvell Technology Group Ltd. (“Marvell” or “Parent”) entered into an Agreement and Plan of Merger (the “Merger Agreement”), by and among Parent, Kauai Acquisition Corp., a Delaware corporation and an indirect wholly owned subsidiary of Parent (“Merger Sub”), and Cavium, Inc., a Delaware corporation (“Cavium” or the “Company”). Pursuant to the Merger Agreement, Merger Sub will be merged with and into the Company (the “Merger”), with the Company continuing as an indirect wholly owned subsidiary of Parent.

Subject to the terms and conditions set forth in the Merger Agreement, at the effective time of the Merger, each share of common stock, $0.001 par value per share, of the Company (each, a “Company Share”) issued and outstanding immediately prior to the effective time of the Merger (other than (i) Company Shares held by the Company (or held in the Company’s treasury) or held by Parent, Merger Sub or any other subsidiary of Parent or held, directly or indirectly, by any subsidiary of the Company or (ii) Company Shares with respect to which appraisal rights are properly exercised and not withdrawn under Delaware law) will be converted into the right to receive 2.1757 common shares, $0.002 par value per share, of Parent (each, a “Parent Share”) and $40.00 in cash, without interest.

The consummation of the Merger is subject to customary closing conditions, including, among other things, approval by Parent’s shareholders of the issuance of Parent Shares in connection with the Merger (the “Parent Share Issuance”), adoption by the Company’s stockholders of the Merger Agreement and the receipt of certain regulatory approvals, including the expiration or termination of the waiting period under the Hart-Scott-Rodino Antitrust Improvements Act of 1976 and the receipt of approval of the Committee on Foreign Investment in the United States (“CFIUS”) and the Ministry of Commerce of the People’s Republic of China (“MOFCOM”).

The Merger Agreement contains representations, warranties and covenants of the parties customary for a transaction of this type.

The Merger Agreement provides Parent and the Company with certain termination rights and, under certain circumstances, may require Parent or the Company to pay a termination fee. The Merger Agreement provides that the Company will be required to pay to Parent a termination fee of $180 million if, among other things, the Merger Agreement is terminated (x) by Parent or the Company (i) because (A) the Company failed to obtain the necessary stockholder vote to approve the Merger or (B) the Merger has not been consummated on or prior to 11:59 p.m. (New York City time) on September 19, 2018 (or, if so extended by either party in accordance with the terms of the Merger Agreement, November 19, 2018) (the “Outside Date”) and (ii)(A) at or prior to termination, a third-party offer or proposal to acquire the Company has been made and (B) within 12 months after the date of such termination, the Company has consummated a transaction with a third party or has entered into a definitive agreement with a third party contemplating a transaction that is subsequently consummated (regardless of whether such consummation occurs within the 12-month period), in each case relating to an acquisition of the Company, (y) by Parent or the Company (other than for inaccuracy of Parent’s representations and warranties or a breach of Parent’s covenants) at any time during the period commencing on the occurrence of a Company Triggering Event (as defined in the Merger Agreement) and ending on the tenth day after the final vote by the Company’s stockholders on a proposal to adopt the Merger Agreement or (z) by the Company in order to accept a Company Superior Offer (as defined in the Merger Agreement) and enter into a definitive agreement providing for consummation of the transaction contemplated by such Company Superior Offer.

The Merger Agreement provides that Parent will be required to pay to the Company a termination fee of $180 million if, among other things, the Merger Agreement is terminated (x) by Parent or the Company (i) because (A) Parent failed to obtain the necessary shareholder vote to approve the Parent Share Issuance or (B) the Merger has not been consummated on or prior to the Outside Date and (ii)(A) at or prior to termination, a third-party offer or proposal to acquire Parent has been made and (B) within 12 months after the date of such termination, Parent has consummated a transaction with a third party or has entered into a definitive agreement with a third party contemplating a transaction that is subsequently consummated (regardless of whether such consummation occurs within the 12-month period), in each case relating to an acquisition of Parent, (y) by Parent or the Company (other than for inaccuracy of the Company’s representations and warranties or a breach of the Company’s covenants) at any time during the period commencing on the occurrence of a Parent Triggering Event (as defined in the Merger Agreement) and ending on the tenth day after the final vote by Parent’s shareholders to approve the Parent Share Issuance or (z) by Parent in order to accept a Parent Superior Offer (as defined in the Merger Agreement) and enter into a definitive agreement providing for consummation of the transaction contemplated by such Parent Superior Offer.

The Merger Agreement also provides that Parent will be required to pay to the Company a termination fee of $180 million if (i)(A) the Merger Agreement is terminated due to a Final CFIUS Turndown (as defined in the Merger Agreement) or on account of a knowing and intentional breach by Parent of its obligations with respect to obtaining CFIUS approval and (B) all of Parent’s closing conditions (other than closing conditions with respect to the effectiveness of the registration statement on Form S-4, shareholder approvals, delivery of an officers’ certificate, the receipt of approval of CFIUS and MOFCOM with respect to the transaction and the listing of Parent Shares to be issued in connection with the Merger) have been satisfied as of the time of termination or (ii) the Merger has not been consummated on or prior to the Outside Date and all of Parent’s closing conditions (other than closing conditions with respect to delivery of an officers’ certificate, the receipt of approval of CFIUS and MOFCOM with respect to the transaction and the listing of Parent Shares to be issued in connection with the Merger) have been satisfied as of the time of termination (the termination fee described in this paragraph being referred to as the “CFIUS Termination Fee”).

Additionally, Parent will be required to pay to the Company a termination fee of $50 million if (i) the Merger Agreement is terminated on account of a knowing and intentional breach by Parent of its obligations with respect to obtaining MOFCOM approval and all of Parent’s closing conditions (other than closing conditions with respect to the effectiveness of the registration statement on Form S-4, shareholder approvals, delivery of an officers’ certificate, the receipt of approval of CFIUS and MOFCOM with respect to the transaction and the listing of Parent Shares to be issued in connection with the Merger) have been satisfied as of the time of termination of the Merger Agreement or (ii) the Merger has not been consummated on or prior to the Outside Date and all of Parent’s closing conditions (other than closing conditions with respect to delivery of an officers’ certificate, the receipt of approval of CFIUS and MOFCOM with respect to the transaction and the listing of Parent Shares to be issued in connection with the Merger) have been satisfied as of the time of termination (the termination fee described in this paragraph being referred to as the “MOFCOM Termination Fee”).

Under circumstances where both the MOFCOM Termination Fee and the CFIUS Termination Fee would be payable, Parent will be required to pay only the MOFCOM Termination Fee.

The foregoing description of the Merger Agreement and the transactions contemplated thereby does not purport to be complete and is qualified in its entirety by reference to the full text of the Merger Agreement, which is filed as Exhibit 2.1 hereto and incorporated herein by reference. The Merger Agreement has been included to provide investors and security holders with information regarding its terms. It is not intended to provide any other factual information about Parent, the Company or any of their respective subsidiaries or affiliates. The representations and warranties and the covenants in the Merger Agreement were made solely for the benefit of the parties to the Merger Agreement. Investors should not rely on the representations and warranties and the covenants as characterizations of the actual state of facts or condition of Parent, the Company or any of their respective subsidiaries or affiliates.

The transaction is expected to be financed with a combination of cash on hand and $1.75 billion in new debt financing. Each of Goldman Sachs Bank USA and Bank of America Merrill Lynch (collectively, the “Lenders”) have committed to provide debt financing for the transaction, consisting of an $850 million bridge loan commitment and a $900 million committed term loan, in each case, on the terms and subject to the conditions set forth in a commitment letter, dated November 19, 2017 (the “Debt Commitment Letter”). The obligation of the Lenders to provide debt financing under the Debt Commitment Letter is subject to a number of customary conditions, including, without limitation, execution and delivery by the borrowers and the guarantors of definitive documentation consistent with the Debt Commitment Letter. The Company intends to use the debt financing proceeds to fund a portion of the consideration for the Merger, refinance certain existing debt of the Company and to pay transaction expenses.

Voting Agreements

Concurrently with the execution and delivery of the Merger Agreement, Syed B. Ali, the Chairman and Chief Executive Officer of the Company, entered into a voting agreement with Parent, (the “Parent Voting Agreement”) with respect to all Company Shares beneficially owned by him, and any additional Company Shares and any other voting securities of the Company which he acquires record and/or beneficial ownership of after the date of the Parent Voting Agreement (the “Parent Voting Agreement Shares”). As of the date of the Parent Voting Agreement,

Mr. Ali beneficially owned 1,813,333 Company Shares (approximately 2.62% of the Company’s total issued and outstanding shares). Pursuant to the Parent Voting Agreement, Mr. Ali has agreed, unless otherwise directed in writing by Parent, to vote all of the Parent Voting Agreement Shares (i) in favor of (A) the adoption of the Merger Agreement and the approval of the Merger and the other transactions contemplated by the Merger Agreement and (B) any action in furtherance of any of the foregoing, (ii) against any action or agreement that would result in a breach of any representation, warranty, covenant or obligation of the Company in the Merger Agreement and (iii) against any action, agreement, proposal or transaction involving the Company or any of its subsidiaries which is intended, or could reasonably be expected, to impede, interfere with, delay, postpone, discourage or adversely affect the Merger or any of the other transactions contemplated by the Merger Agreement or the Parent Voting Agreement. Under the Parent Voting Agreement, Mr. Ali has granted to Parent (and its designees) an irrevocable proxy to vote the Parent Voting Agreement Shares as provided above.

The Parent Voting Agreement, including the irrevocable proxy granted thereunder, will terminate upon the earliest of: (i) the date upon which the Merger Agreement is validly terminated; (ii) the date upon which the Merger becomes effective; (iii) the date of any amendment, modification or supplement to the Merger Agreement, in each such case if such amendment, modification or supplement materially and adversely affects the economic interests or share ownership of the Company’s stockholders; (iv) the date upon which Parent and Mr. Ali agree to terminate the Parent Voting Agreement in writing; (v) the date upon which the board of directors of Parent makes a Parent Adverse Recommendation Change (as defined in the Merger Agreement); (vi) the date upon which the board of directors of the Company makes a Company Adverse Recommendation Change (as defined in the Merger Agreement); and (vii) the date of any Parent Triggering Event (as defined in the Merger Agreement).

The foregoing description of the Parent Voting Agreement does not purport to be complete and is subject to, and qualified in its entirety by, the full text of the Parent Voting Agreement, attached as Exhibit 10.1 to this Current Report on Form 8-K, which is incorporated herein by this reference.

Separately, concurrently with the execution and delivery of the Merger Agreement, Starboard Value LP and certain of its affiliates (the “Starboard Shareholders”) entered into a voting agreement with the Company (the “Company Voting Agreement”) with respect to all Parent Shares beneficially owned by them, and any additional Parent Shares and any other voting securities of Parent which they acquire record and/or beneficial ownership of after the date of the Company Voting Agreement (the “Company Voting Agreement Shares”). As of the date of the Company Voting Agreement, Starboard Shareholders beneficially owned approximately 6.7% of Parent’s total issued and outstanding shares. Pursuant to the Company Voting Agreement, the Starboard Shareholders have agreed, unless otherwise directed in writing by the Company, to vote all of the Company Voting Agreement Shares (i) in favor of the Parent Share Issuance and in favor of any action in furtherance of the Parent Share Issuance, (ii) against any action or agreement that would result in a breach of any representation, warranty, covenant or obligation of Parent in the Merger Agreement and (iii) against any action, agreement, proposal or transaction involving Parent or any of its subsidiaries which is intended, or could reasonably be expected, to impede, interfere with, delay, postpone, discourage or adversely affect the Parent Share Issuance or any of the other transactions contemplated by the Merger Agreement or the Company Voting Agreement. Under the Company Voting Agreement, the Starboard Shareholders have granted to the Company (and its designees) an irrevocable proxy to vote the Company Voting Agreement Shares as provided above.

The Company Voting Agreement, including the irrevocable proxy granted thereunder, will terminate upon the earliest of: (i) the date upon which the Merger Agreement is validly terminated; (ii) the date upon which the Merger becomes effective; (iii) the date of any amendment, modification or supplement to the Merger Agreement, in each such case if such amendment, modification or supplement materially and adversely affects the economic interests or share ownership of Parent’s shareholders; (iv) the date upon which the Company and the Starboard Shareholders agree to terminate the Company Voting Agreement in writing; (v) the date upon which the board of directors of Parent makes a Parent Adverse Recommendation Change (as defined in the Merger Agreement); (vi) the date upon which the board of directors of the Company makes a Company Adverse Recommendation Change (as defined in the Merger Agreement); and (vii) the date of any Company Triggering Event (as defined in the Merger Agreement).

Cautionary Statement Regarding Forward-Looking Statements

This document contains certain forward-looking statements within the meaning of the federal securities laws with respect to the proposed transaction between Marvell and Cavium, including statements regarding the benefits of the transaction, the anticipated timing of the transaction and the products and markets of each company. These forward-looking statements generally are identified by the words “believe,” “project,” “expect,” “anticipate,” “estimate,” “intend,” “strategy,” “future,” “opportunity,” “plan,” “may,” “should,” “will,” “would,” “will be,” “will continue,” “will likely result,” and similar expressions. Forward-looking statements are predictions, projections and other statements about future events that are based on current expectations and assumptions and, as a result, are subject to risks and uncertainties. Many factors could cause actual future events to differ materially from the forward-looking statements in this document, including but not limited to: (i) the risk that the transaction may not be completed in a timely manner or at all, which may adversely affect Cavium’s business and the price of its common stock and/or Marvell’s business and the price of its common shares, (ii) the failure to satisfy the conditions to the consummation of the transaction, including the adoption of the merger agreement by the stockholders of Cavium, the approval of the issuance of Marvell shares in the transaction by the shareholders of Marvell, and the receipt of certain governmental and regulatory approvals, (iii) the failure of Marvell to obtain the necessary financing pursuant to the arrangements set forth in the debt commitment letters delivered pursuant to the Merger Agreement or otherwise, (iv) the occurrence of any event, change or other circumstance that could give rise to the termination of the merger agreement, (v) the effect of the announcement or pendency of the transaction on Cavium’s business relationships, operating results, and business generally, (vi) risks that the proposed transaction disrupts current plans and operations of Cavium or Marvell and potential difficulties in Cavium employee retention as a result of the transaction, (vii) risks related to diverting management’s attention from Cavium’s ongoing business operations, (viii) the outcome of any legal proceedings that may be instituted against Marvell or against Cavium related to the merger agreement or the transaction, (ix) the ability of Marvell to successfully integrate Cavium’s operations and product lines, (x) the ability of Marvell to implement its plans, forecasts, and other expectations with respect to Cavium’s business after the completion of the proposed merger and realize the anticipated synergies and cost savings in the time frame anticipated or at all, and identify and realize additional opportunities, and (xi) the risk of downturns in the highly cyclical semiconductor industry. The foregoing list of factors is not exhaustive. You should carefully consider the foregoing factors and the other risks and uncertainties that affect the businesses of Marvell and Cavium described in the “Risk Factors” section of their respective Annual Reports on Form 10-K, Quarterly Reports on Form 10-Q and other documents filed by either of them from time to time with the SEC. These filings identify and address other important risks and uncertainties that could cause actual events and results to differ materially from those contained in the forward-looking statements. Forward-looking statements speak only as of the date they are made. Readers are cautioned not to put undue reliance on forward-looking statements, and Marvell and Cavium assume no obligation and do not intend to update or revise these forward-looking statements, whether as a result of new information, future events, or otherwise. Neither Marvell nor Cavium gives any assurance that either Marvell or Cavium will achieve its expectations.

Additional Information and Where to Find It

This document relates to a proposed transaction between Marvell and Cavium. This document does not constitute an offer to sell or exchange, or the solicitation of an offer to buy or exchange, any securities, nor shall there be any sale of securities in any jurisdiction in which such offer, sale or exchange would be unlawful prior to registration or qualification under the securities laws of any such jurisdiction. Marvell intends to file a registration statement on Form S-4 with the SEC, which will include a document that serves as a prospectus of Marvell and a joint proxy statement of Cavium and Marvell referred to as a joint proxy statement/prospectus. A joint proxy statement/prospectus will be sent to all Cavium stockholders and all Marvell shareholders. Each party also will file other documents regarding the proposed transaction with the SEC. Before making any voting decision, investors and security holders of Cavium and investors and security holders of Marvell are urged to read the registration statement, the joint proxy statement/prospectus and all other relevant documents filed or that will be filed with the SEC in connection with the proposed transaction as they become available because they will contain important information about the proposed transaction.

Investors and security holders will be able to obtain free copies of the registration statement, the joint proxy statement/prospectus and all other relevant documents filed or that will be filed with the SEC by Marvell or Cavium through the website maintained by the SEC at www.sec.gov.

The documents filed by Marvell with the SEC also may be obtained free of charge at Marvell’s website at www.marvell.com or upon written request to Marvell at 5488 Marvell Lane, Santa Clara, CA 95054.

The documents filed by Cavium with the SEC also may be obtained free of charge at Cavium’s website at www.cavium.com or upon written request to 2315 North First Street, San Jose, CA 95131.

For more information, investors are encouraged to visit http://MarvellCavium.transactionannouncement.com.

Participants in Solicitation

Marvell, Cavium and their respective directors and executive officers may be deemed to be participants in the solicitation of proxies from Cavium’s stockholders and from Marvell’s shareholders in connection with the proposed transaction. Information about Cavium’s directors and executive officers and their ownership of Cavium’s common stock is set forth in Cavium’s proxy statement for its 2017 Annual Meeting of Stockholders on Schedule 14A filed with the SEC on April 27, 2017. To the extent that holdings of Cavium’s securities have changed since the amounts printed in Cavium’s proxy statement, such changes have been or will be reflected on Statements of Change in Ownership on Form 4 filed with the SEC. Information about Marvell’s directors and executive officers is set forth in Marvell’s proxy statement for its 2017 Annual General Meeting of Shareholders on Schedule 14A filed with the SEC on May 3, 2017. Additional information regarding the interests of those persons and other persons who may be deemed participants in the proposed transaction may be obtained by reading the proxy statement/prospectus regarding the proposed transaction when it becomes available. You may obtain free copies of these documents as described in the preceding paragraph.

Item 9.01	Financial Statements and Exhibits.

(d)	Exhibits

Exhibit	Description

2.1	Agreement and Plan of Merger, dated as of November 19, 2017, by and among Marvell Technology Group Ltd., Kauai Acquisition Corp. and Cavium, Inc.*

10.1	Voting Agreement, dated as of November 19, 2017, by and between Marvell Technology Group Ltd. and Syed B. Ali.

*	Pursuant to Item 601(b)(2) of Regulation S-K, certain exhibits and schedules have been omitted. The registrant hereby agrees to furnish supplementally a copy of any omitted exhibit or schedule to the SEC upon request.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Marvell Technology Group Ltd. (Registrant)

Date: November 20, 2017	By:	/s/ Mitchell Gaynor
Mitchell Gaynor
Chief Administration and Legal Officer